Exhibit 99.1

WESTPORT INNOVATIONS INC.

OMNIBUS INCENTIVE PLAN

(Effective July 15, 2010, as amended June 1, 2016)

WESTPORT INNOVATIONS INC.

OMNIBUS INCENTIVE PLAN

(Amended Effective June 1, 2016)

Section 1.	Purpose and Amendment

(a)	Background. Prior to the date hereof, the Company established the Prior Plans, pursuant to which options and units have been granted to purchase common shares of the Company. Subject to the provisions of Section 16, the Company now adopts this Plan on the terms and conditions herein set forth (as may be amended from time to time) in order to provide the Company with flexibility in designing various equity-based compensation arrangements for the Employees, Officers, Consultants and Non-Employee Directors of the Company and its Affiliates. Section 16 sets forth the provisions concerning the effective date of the Plan, its termination, and application to Awards under the Prior Plans.

(b)	Purpose. The purpose of this Plan is to advance the interests of the Company by encouraging Employees, Consultants and Non-Employee Directors to receive equity-based compensation and incentives, thereby (i) increasing the proprietary interests of such Persons in the Company, (ii) aligning the interests of such Persons with the interests of the Company’s shareholders generally, (iii) encouraging such Persons to remain associated with the Company, and (iv) furnishing such Persons with an additional incentive in their efforts on behalf of the Company. The Board also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.

(c)	Non-Application of ERISA. The Plan provides for various forms of incentive compensation and is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly.

Section 2.	Definitions

For purposes of the Plan, the following terms shall have the meaning set forth below:

(a)	“Affiliate” shall mean, with respect to a Person, (i) any entity in which such Person, directly or indirectly, owns 50% or more of the combined voting power, as determined by the Granting Authority, (ii) any “parent corporation” of such Person (as defined in section 424(e) of the Code), (iii) any “subsidiary corporation” (as defined in section 424(f) of the Code) of such Person or any parent corporation of such Person and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with such Person, provided that in respect of any Option granted to a Canadian Grantee, an Affiliate shall only include a corporation that deals at non-arm’s length, within the meaning of the ITA, with the Company, and further provided that, in respect of any Deferred Share Unit granted to a Canadian Grantee, an Affiliate shall only include a corporation that is related to the Company, within the meaning of the ITA.

(b)	“Annual Retainer” shall mean the retainer ordinarily payable in cash to a Non-Employee Director for serving as a director during a particular calendar year, and for greater certainty, does not include any additional compensation payable to a Non-Employee Director for any other employment or services to the Company or an Affiliate, including without limitation, any chairman fees, committee chair fees, travel fees, per diem meeting fees or director and committee meeting fees or reimbursed expenses.

(c)	“Applicable Post-Retirement Period” and “Applicable Post-Disability Period” shall have the meanings given to them in Section 9(a)(ii) and (iii) of the Plan.

(d)	“Awards” shall mean, collectively, Options, Purchased Shares, Bonus Shares, Share Appreciation Rights, Phantom Share Awards, Restricted Share Units, Deferred Share Units, Performance Awards, or Other Share or Performance-Based Awards.

(e)	“Base Price” shall mean the base dollar amount used to calculate the amount, if any, payable to a Participant with respect to a Share subject to a Stand-Alone SAR upon exercise thereof, which Base Price shall, except in the case of Substitute Awards, not be less than 100 percent of the Market Value of a Share on the Effective Date of the grant of the Stand-Alone SAR, subject to adjustment pursuant to Section 11.

(f)	“Blackout Period” shall have the meaning ascribed thereto in Section 5(b)(iii) of the Plan.

(g)	“Board” shall mean the Board of Directors of the Company.

(h)	“Bonus Share” shall mean Shares described in Section 7(d) of the Plan.

(i)	“Canadian Award” shall mean an Award pursuant to which, as applicable: (i) the Exercise Price is stated and payable in Canadian dollars or the basis upon which it is to be settled (whether in cash or in Shares) is stated in Canadian dollars); (ii) in the case of Stand-Alone SARs, the Base Price is stated in Canadian dollars and any cash amount payable in settlement thereof shall be paid in Canadian dollars; (iii) in the case of Restricted Share Units, Deferred Share Units, Performance Share Units or Phantom Share Awards, any cash amount payable in settlement thereof shall be paid in Canadian dollars; or (iv) in the case of Bonus Shares or Purchased Shares the price or value of such Shares is stated in Canadian dollars.

(j)	“Canadian Grantee” shall mean a Participant who is a resident of Canada for the purposes of the ITA, or who is granted an Award under the Plan in respect of services performed in Canada for the Company or any of its Affiliates.

(k)	“Change of Control” shall mean any of the following events (and shall be deemed to occur upon any of the following events):

(i)

except for the entities excluded by Section 2(k)(i)(A) through (E) inclusive below, any Person or group, or the Affiliates of such Person or group, directly or indirectly, becomes the “beneficial owner” (as determined in accordance with Rules 13d-3 and 13d-5 of the Exchange Act) of securities of the Company representing more than 50% of either the then outstanding Shares (“Outstanding Shares”) or the voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (or in the case of multiple classes, the class of voting securities entitled to elect a majority of directors) (the “Outstanding Voting Securities”). The following entities are excluded from this definition:

(A)	the Company and any of its Affiliates,

(B)	any employee benefit plan of the Company or any of its Affiliates,

(C)	a company owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Outstanding Shares and Outstanding Voting Securities, as the case may be,

(D)	an underwriter temporarily holding securities pursuant to an offering of such securities, and

(E)	a Resulting Entity, as defined below, becoming such a beneficial owner in compliance with each of the conditions set forth in Section 2(k)(iii)(A)-(D) below;

(ii)	individuals who, as of the Measurement Date (as defined below), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board. As used in this definition,

“Measurement Date” means the later of the Effective Date and the date that is two years prior to the Change of Control (including a Change of Control pursuant to this Section 2(k)(ii));

(iii)

the consummation of any merger, reorganization, statutory or mandatory share exchange, business combination, consolidation or similar transaction involving the Company or one of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries (considered on a consolidated basis), or the acquisition of assets or shares of another entity by the Company or any of its subsidiaries

(each, a “Business Combination”), unless in such case, following the consummation of any such transaction each of the following conditions is met:

(A)	all or substantially all of the Persons that were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination (the “Company Shareholders”) beneficially own, directly or indirectly, more than 50% of the then-outstanding Shares and the combined voting power of the Outstanding Shares entitled to vote generally in the election of directors, as the case may be, of the entity (“Resulting Entity”) resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company and its subsidiaries (considered on a consolidated basis) directly or through one or more subsidiaries);

(B)	such beneficial ownership by the Company Shareholders is in substantially the same proportions as their ownership of the Outstanding Shares and the Outstanding Voting Securities, as the case may be, immediately prior to such Business Combination;

(C)	no Person (excluding any Resulting Entity and any employee benefit plan (or related trust) of the Company) beneficially owns, directly or indirectly, more than 50% of, respectively, the outstanding common shares of the Resulting Entity or the combined voting power of the then-outstanding voting securities of such Resulting Entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination, and

(D)	at least a majority of the members of the board of directors of the Resulting Entity were members (or deemed members) of the Incumbent Board (determined pursuant to Section 2(k)(ii) above using the date that is the later of the Effective Date or the date that is two years prior to the Business Combination as of the Measurement Date) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

(iv)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Unless written terms of an Award otherwise specifically provides, the Incumbent Board (as constituted immediately prior to any alleged Change of Control) shall have the power to determine whether a Change of Control has occurred. The Board may delegate its power to make the foregoing determination (as well as any with respect to this Plan) to the Committee or other committees pursuant to Section 3(b).

As to any given Awards or all Awards, the Granting Authority may establish, in the terms of the Award, additional conditions or events that must occur in order for a “Change of Control” to occur under such Award(s) (including the termination of employment).

Solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of a Change of Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership”, “change in effective control”, and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a Participant’s rights to such Award become vested or otherwise unconditional upon the Change in Control.

(l)	“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

(m)	“Committee” shall mean the Company’s Human Resources and Compensation Committee and any other committee of the Board constituted as provided in Section 3 and authorized by the Board to take actions with respect to the Plan as provided in Section 3, provided that such Committee is composed solely of two or more Non-Employee Directors.

(n)	“Company” shall mean Westport Innovations Inc., a corporation organized under the laws of Alberta, Canada, or any corporate Successor thereto that assumes and continues the Plan. If the context requires, such term also refers to its Affiliates.

(o)	“Consultant” shall mean any individual, other than a Non-Employee Director or an Employee, who renders consulting or advisory services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction.

(p)	“Control” shall mean, with respect to any Person, the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

(q)	“Covered Employee” shall mean any of the Chief Executive Officer of the Company and the three highest paid officers of the Company other than the Chief Executive Officer and Chief Financial Officer, as described in Section 162(m)(3) of the Code.

(r)	“Deferred Share Units” shall mean a right, granted in accordance with Section 8 hereof, to receive a Share or a cash payment equal to the Market Value of a Share, as determined by the Granting Authority, that is settled, if at all, only after the Participant’s retirement, death or cessation or termination of office or employment, as described herein.

(s)	“Disability” shall mean an inability to perform the Employee’s or Non-Employee Director’s material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent (under the terms of the long term disability policy of the Company applicable to the Employee). A determination of Disability shall be made by a physician satisfactory to both the Participant (or his guardian) and the Company, provided that if the Employee or Non-Employee Director (or his guardian) and the Company do not agree on a physician, the Employee or Non-Employee Director and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be final, binding and conclusive with respect to all parties. Notwithstanding the above, eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s disability. Solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of disability, a Disability shall occur only if there is a disability as defined under Section 409A(a)(2)(C) of the Code, but only to the extent necessary to establish a time of payment that complies with Section 409A of the Code, without altering the definition of Disability for purposes of determining whether a Participant’s rights to such Award become vested or otherwise unconditional upon the Disability.

(t)	“DSU Eligible Retainer” means: (i) the Annual Retainer; and (ii) any additional compensation (other than equity based compensation or reimbursed expenses) payable to a Non-Employee Director in such person’s capacity as a director, including, without limitation, any chairman fees, committee chair fees, travel fees, per diem meeting fees, director and committee meeting fees, that the Non-Employee Director may elect to have satisfied in the form of Deferred Share Units pursuant to Section 8(f).

(u)	“Effective Date” shall mean the date as of which an Award shall take effect, provided that the Effective Date shall not be a date prior to the date the Granting Authority determines an Award shall be made and, unless otherwise specified by the Granting Authority, the Effective Date will be the date the Granting Authority determines an Award shall be made.

(v)	“Election Form” has the meaning ascribed thereto in Section 8(f)(i).

(w)	“Employee” shall mean any employee of the Company or its Affiliates, and for the purposes of a Canadian Grantee, as defined in the definitions of “employee” and “employment” in subsection 248(1) of the ITA.

(x)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

(y)

“Exercise Price” shall mean, (i) with respect to an Option, the price payable by a Participant to purchase one Share on exercise of such Option, which, except in the case of Substitute Awards, shall not be less than 100 percent of the Market Value of a Share on the Effective Date of the grant of the Option covering such Share and (ii) with respect to a Tandem SAR, the Exercise Price applicable to the Option to which the Tandem SAR is associated, in each such case, subject to adjustment pursuant to Section 11.

(z)	“Granting Authority” shall mean the Board, the Committee or other committee, as applicable, that is charged with exercising the powers and responsibility as to a specific matter in question affecting this Plan or an Award.

(aa)	“Incentive Stock Option” shall mean an Option that, on the Effective Date, is intended to qualify and is designated by the Granting Authority in the applicable instrument of grant as an Incentive Stock Option within the meaning of Section 422 of the Code (or any successor provision).

(bb)	“Insiders” shall mean such Persons that are required to be considered as such as of the date of determination pursuant to the rules of the TSX.

(cc)	“ITA” shall mean the Income Tax Act (Canada) and any regulations thereunder as amended from time to time.

(dd)	“Market Value” of a Share as of a relevant date shall mean the fair market value as determined by the Granting Authority in accordance with the following:

(i)	For Canadian Awards, as long as Shares are listed on the TSX, the closing price of the Shares on the TSX on the last trading day prior to the relevant date; and

(ii)	For U.S. Awards, as long as the Shares are listed on a U.S. Exchange, the closing price of the Shares on the U.S. Exchange on the last trading day prior to the relevant date.

As to the grant of an Award, the relevant date will be the Effective Date of such grant.

(iii)	Unless prohibited by applicable law or rules of a Stock Exchange, Canadian Awards or U.S. Awards may be made to a Participant without regard to such Participant’s domicile or residence for tax purposes. Thus, for example, U.S. taxpayers that are Participants may receive Canadian Awards. The Company may take such actions with respect to its filings, records and reporting as it deems appropriate to reflect the conversion of Awards from Canadian dollars to U.S. dollars and vice versa.

(iv)	If the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Granting Authority using any fair and reasonable means selected in the Granting Authority’s discretion.

(ee)	“Non-Employee Director” shall mean an individual who is a member of the Board but who is not otherwise an Employee or a Consultant of the Company or of any Affiliate at the date an Award is granted.

(ff)	“Officer” shall mean any officer of the Company.

(gg)	“Option” shall mean an option, granted in accordance with Section 6 hereof, to purchase a Share.

(hh)	“Organizational Law” shall mean the laws of Alberta, Canada or such other law under which a Successor is organized, as such laws may be amended from time to time.

(ii)	“Other Share or Performance Based Awards” shall have the meaning given to such term in Section 7(e) of the Plan.

(jj)	“Participants” shall mean those individuals to whom Awards have been granted from time to time under the Plan. The executors or administrators of such Participant’s estate, any Person or Persons who acquire the right to exercise an Award directly from the Participant by bequest or inheritance or any other permitted transferee of the Participant under Section 10 hereof shall be treated as a Participant solely for the purposes of exercising and enforcing an Award according to the terms thereof and this Plan.

(kk)	“Performance Awards” shall mean Awards that are, or the exercise, vesting, settlement or disposition thereof are, subject to the satisfaction of Performance Criteria. Performance Awards include Performance Share Units.

(ll)	“Performance Criteria” shall mean such financial and/or personal performance criteria as may be determined by the Granting Authority, pursuant to Section 8. Performance Criteria may be applied to either the Company as a whole or to a business unit or to a single or group of Affiliates, either individually, alternatively or in any combination, and measured either in total, incrementally or cumulatively over a specified performance period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group.

(mm)	“Performance Share Unit” shall mean a right, granted in accordance with Section 8 hereof, to receive one Share or a cash payment equal to the Market Value of a Share, as determined by the Granting Authority, that generally becomes Vested, if at all, subject to the attainment of Performance Criteria and satisfaction of such other conditions to Vesting, if any, as may be determined by the Granting Authority.

(nn)	“Person” shall mean, unless the context otherwise requires or unless and to the extent otherwise limited or required by applicable law or rules of a Stock Exchange, any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity, and any other person, entity or group that would constitute a “person” within the meaning of Section 3(a)(9) of the Exchange Act (with any related modifications or additions in Section 13(d) and 14(d) of the Exchange Act).

(oo)	“Phantom Share Award” shall have the meaning given to such term in Section 7(c) of the Plan.

(pp)	“Plan” shall mean this Omnibus Incentive Plan, as amended and restated from time to time.

(qq)	“Prior 2001 Unit Plan” means the Company’s 2001 Performance Unit Plan as it existed prior to the date hereof.

(rr)	“Prior 2006 Unit Plan” means the Company’s Amended Performance Unit Plan as it existed prior to the date hereof.

(ss)	“Prior Option Plan” means the Company’s Amended and Restated Option Plan as it existed prior to the date hereof.

(tt)	“Prior Plans” shall mean the Prior Option Plan, the Prior 2001 Unit Plan or the Prior 2006 Unit Plan of the Company, individually or collectively, as the context requires.

(uu)	“Purchased Share” shall mean Shares issued to Participants under Section 7(f) of the Plan.

(vv)	“Restricted Period” shall mean the period established by the Granting Authority with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

(ww)	“Restricted Share Unit” shall mean a right, granted in accordance with Section 8 hereof, to receive a Share or a cash payment equal to the Market Value of a Share, as determined by the Granting Authority, that generally becomes Vested, if at all, based on the Participant’s period of employment with the Company.

(xx)	“Retirement” shall mean a termination of Employment of an Employee, or if determined by the Granting Authority, termination of service of a Non-Employee Director, under circumstances as shall constitute retirement for age, as determined by the Granting Authority or in accordance with the written policies established by the Granting Authority as they may be amended or revised from time to time.

(yy)	“Revised Expiry Date” shall have the meaning ascribed thereto in Section 5(b)(iii) hereof.

(zz)	“Securities Act” shall mean the United States Securities Act of 1933, as amended.

(aaa)	“Shareholder Approval Date” means July 15, 2010, the date on which this Plan was originally approved by shareholders of the Company.

(bbb)	“Shares” shall mean the common shares of the Company, subject to adjustment pursuant to Section 11.

(ccc)	“Share Appreciation Right” or “SAR” shall mean a right, granted pursuant to Section 7 hereof, representing the right to receive upon the exercise thereof payment, in cash, Shares or any combination thereof, as determined by the Granting Authority, equal to the excess of the Market Value of one Share over the Base Price or Exercise Price, whichever is applicable, on the terms and conditions and calculated in accordance with the provision of Section 7 hereof.

(ddd)	“Stand-Alone SAR” shall mean a Share Appreciation Right that is granted on a stand-alone basis.

(eee)	“Stock Exchanges” shall mean the U.S. Exchange and the TSX.

(fff)	“Substitute Awards” means Awards granted in assumption, substitution or exchange for previously granted awards of a Person acquired by the Company;

(ggg)	“Successor” shall mean, with respect to any Person, a Person that succeeds to the first Person’s assets and liabilities by amalgamation, merger, liquidation, dissolution or otherwise by operation of law, or a Person to which all or substantially all the assets and/or business of the first Person are transferred.

(hhh)	“Tandem SAR” shall mean a Share Appreciation Right granted in tandem and associated with and at all times a part of an Option.

(iii)	“Termination” or “Date of Termination” (or any derivative thereof) shall mean the date of termination of a Participant’s active employment with the Company (or Affiliate) that employs the Participant (other than in connection with the Participant’s transfer to employment with any other Company), whether such termination is lawful or otherwise, but not including a Participant’s absence from active employment during a period of vacation, temporary illness, authorized leave of absence or short or long-term disability, and, in the case of a Participant who does not return to active employment with the Company immediately following a period of absence due to vacation, temporary illness, authorized leave of absence or short or long-term disability, the last day of such period of absence.

(jjj)	“TSX” shall mean The Toronto Stock Exchange or such other stock exchange in Canada on which the Company’s Shares are listed.

(kkk)	“U.S. Award” shall mean an Award pursuant to which, as applicable, (i) in the case of Options (including any Tandem SARs), the Exercise Price is stated and payable in United States dollars (and, in the case of any Tandem SARs, any cash amount payable in settlement thereof shall be paid in United States dollars), (ii) in the case of Stand-Alone SARs, the Base Price is stated in United States dollars and any cash amount payable in settlement thereof shall be paid in United States dollars, (iii) in the case of Restricted Share Units, Deferred Share Units or Performance Share Units, any cash amount payable in settlement thereof shall be paid in United States dollars, or (iv) in the case of Bonus Shares or Purchased Shares the price or value of such Shares is stated in United States dollars.

(lll)	“U.S. Exchange” shall mean the NASDAQ Stock Market or such other national securities exchange or trading system on which the Company’s Shares are listed.

(mmm)	“U.S. Person” shall mean a U.S. person as defined in Rule 902(k) of the Regulations under the Securities Act.

(nnn)	“Vested” or “Vesting” shall mean, with respect to an Award, that the applicable conditions established by the Granting Authority or this Plan have been satisfied or, to the extent permitted under the Plan, waived, whether or not the Participant’s rights with respect to such Award may be conditioned upon prior or subsequent compliance with any confidentiality, non-competition or non-solicitation obligations.

Section 3.	Administration

(a)	Powers of the Board and the Committee. Subject to and consistent with the terms of the Plan, applicable law and applicable rules of the Stock Exchanges, and subject to the provisions of the charter adopted by the Board with respect to the powers, authority and operation of the Committee (as amended from time to time), the Board will have the general power to administer the Plan in accordance with its terms (including all powers specified in Section 3(a)(ii)) and make all determinations required or permitted to be made, provided, however, that the Board may delegate all or any portion of such powers to the Committee or to other committees; and provided, further, that with respect to Awards to the Company’s executive officers and Covered Employees, the Committee shall have such powers as are set forth in Section 3(a)(i).

(i)	Specific Provisions Concerning Delegation of Authority to the Committee. In addition to any authority of the Committee specified under any other terms of the Plan, and notwithstanding any other provision herein to the contrary,

(A)	insofar as Awards under the Plan are being made to the Company’s chief executive officer, the Committee (and not the Board as a whole) shall have full and complete discretionary authority to review and approve corporate goals and objectives relevant to Awards granted under this Plan (as well as other elements of compensation), to evaluate the chief executive officer’s performance in light of those goals and objectives, and determine and approve the Awards granted to the chief executive officer based on such evaluation, provided, however, that to the extent permitted by the applicable rules of the Stock Exchanges, but subject to the provisions hereof relating to Awards to Covered Employees, the Board may direct that the final determination and approval of such Awards be made by members of the Committee along with other “independent directors” (within the meaning of the rules of the Stock Exchanges and other applicable securities legislative and regulatory requirements). As to such Awards, the Committee will have the powers specified in Section 3(a)(ii) and the Committee shall be the Granting Authority with respect to all matters relating to such Awards;

(B)	insofar as Awards under the Plan are to be made to executive officers, but subject to the provisions hereof relating to Awards to Covered Employees, the Committee will make recommendations to the Board with respect to Awards;

(C)	insofar as any Award is to be granted to a Covered Employee which is intended to be “performance-based compensation” as described in Section 162(m)(4)(C) of the Code, the Committee (and not the Board as a whole) shall determine the performance goals relating thereto.

The foregoing shall not limit the Board in delegating any other powers to the Committee or in delegating any or all determinations or other powers with respect to certain types of Awards (including Awards that are intended to be exempt pursuant to Rule 16b-3 under the Exchange Act), including the full power to make Awards and to exercise the other powers set forth in Section 3(a)(ii) and the other powers granted herein to the Granting Authority.

(ii)	Specific Powers of the Granting Authority. Without limiting the lead-in paragraph of Section 3(a), the powers of the Granting Authority shall include the powers to, subject to Section 12(c):

(A)	interpret the Plan and instruments of grant evidencing Awards;

(B)	prescribe, amend and rescind such procedures and policies, and make all determinations, it deems necessary or desirable for the administration and interpretation of the Plan and instruments of grant evidencing Awards;

(C)	determine those Persons who are eligible to be Participants, grant one or more Awards to such Persons and approve or authorize the applicable form and terms of the related instrument of grant;

(D)

determine the terms and conditions of Awards granted to any Participant, including, without limitation, and subject always to the Plan (1) subject to Sections 4(b) and (c), the type, and number of Shares subject to, an Award, including whether the Award shall be a Canadian Award or a U.S. Award, (2) the Exercise Price or Base Price for Shares subject to an Award, if applicable, (3) the conditions to the Vesting of an Award or any portion thereof, including terms relating to lump sum or installment Vesting, the period for achievement of any applicable Performance Criteria as a condition to Vesting and the conditions, if any, upon which Vesting of any Award or portion thereof will be waived or accelerated without any further action by the Granting Authority, (4) the circumstances upon which an Award or any portion thereof shall be forfeited, cancelled or expire, (5) the consequences of a Termination with respect to an Award, (6) the manner of exercise or settlement of the Vested portion of an Award, including whether an Award shall be settled on a current or deferred basis, and (7) whether and the terms upon which any Shares delivered upon exercise or settlement of an Award must continue to be held by a Participant for any specified period;

(E)	set forms of consideration, if any, to be paid with respect to the exercise of an Award (except to the extent certain forms of consideration must be paid to satisfy the requirements of applicable law) and specify whether and the terms upon which an Award shall be settled in cash, Shares or a combination thereof. However, unless the Granting Authority otherwise specifically provides no consideration other than services may be required for the grant, as opposed to the exercise, of any Award;

(F)	determine whether and the extent to which any Performance Criteria or other conditions applicable to the Vesting of an Award have been satisfied or shall be waived or modified;

(G)	amend the terms of any instrument of grant or other documents evidencing Awards; provided, however, that, subject to Section 5(d), no amendment of an Award may, without the consent of the holder of the Award, adversely affect such Person’s rights with respect to such Award in any material respect;

(H)	accelerate or waive any condition to the Vesting of any Award, all Awards, any class of Awards or Awards held by any group of Participants; and

(I)	determine whether, and the extent to which, adjustments shall be made pursuant to Section 11 and the terms of any such adjustments.

However, the Granting Authority shall not have any discretion under this Section 3(a) or any other provision of the Plan that would modify the terms or conditions of any (i) Performance Criteria or waive the satisfaction thereof with respect to any Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if the exercise of such discretion would cause the Award not to so qualify, (ii) any other Award that is intended to be exempt from the definition of “salary deferral arrangement” in the ITA if the exercise of such discretion would cause the Award to not be or cease to be exempt; or (iii) any Option granted to a Canadian Grantee if the exercise of such discretion would cause the Option to not be or cease to be governed by section 7 of the ITA. The Granting Authority will also exercise its discretion in good faith in accordance with the Company’s intention that the terms of Awards and the modifications or waivers permitted hereby are in compliance with applicable law and the rule of the Stock Exchanges.

(b)

Effects of Granting Authority’s Decision. Any action taken, interpretation or determination made, or any rule or regulation adopted by the Granting Authority pursuant to this Plan shall be made in its sole discretion and shall be final, binding and conclusive on all affected Persons, including, without limitation, the Company, any of its Affiliate, any grantee, holder or beneficiary of an Award, any shareholder and any Employee, Consultant or Non-Employee Director.

(c)	Liability Limitation and Indemnification. No member of the Granting Authority or the Board generally shall be liable for any action or determination made in good faith pursuant to the Plan or any instrument of grant evidencing any Award granted under the Plan. To the fullest extent permitted by law, the Company shall indemnify and save harmless, and shall advance and reimburse the expenses of, each Person made, or threatened to be made, a party to any action or proceeding in respect of the Plan by reason of the fact that such Person is or was a member of the Granting Authority or is or was a member of the Board in respect of any claim, loss, damage or expense (including legal fees) arising therefrom.

(d)	Delegation and Administration. The Granting Authority may, in its discretion, delegate such of its powers, rights and duties under the Plan, in whole or in part, to such committee, Person or Persons as it may determine, from time to time, on terms and conditions as it may determine, except the Granting Authority shall not, and shall not be permitted to, delegate any such powers, rights or duties: (i) with respect to the grant, amendment, administration or settlement of any Award of a Participant subject to Section 16 of the Exchange Act; (ii) with respect to the establishment or determination of the achievement of Performance Criteria; or (iii) with respect to any matter that would be in violation of any Organizational Law or the rules of any Stock Exchange. The Granting Authority may also appoint or engage a trustee, custodian or administrator to administer or implement the Plan or any aspect of it, subject to the exception of the immediately preceding sentence hereof.

Section 4.	Shares Subject to the Plan

(a)	Aggregate Plan Limits. Subject to adjustment pursuant to Section 11, the maximum aggregate number of Shares that may be subject to issuance at any given time in connection with Awards granted under the Plan shall not exceed a number equal to 10,554,723 Shares. For the purposes of computing the foregoing limits:

(i)	Subject to Section 4(a)(ii), the following shall not be counted against the limitation above:

(A)	Shares subject to any Award granted under this Plan, or award granted under a Prior Plan that is outstanding on the Shareholder Approval Date, (or any portion thereof) that has expired or is forfeited, surrendered, cancelled or otherwise terminated prior to, or that is otherwise settled so that there is no, issuance or transfer of such Shares;

(B)	An Award (or any portion thereof) that uses the price of Shares to determine the amount of the Award or its settlement but that provides for settlement in cash (and not by the issuance of Shares)

shall be treated as covering the applicable number of Shares solely for the purposes of computing the above referred limit and only while the Award is not settled or terminated. Upon settlement in cash or termination of such Award, the Shares used as a reference for determining the amount of the Award or its settlement shall not be counted against the limit above.

(ii)	All Options that lapse unexercised will be treated as not having been issued for the purposes of computing the foregoing limitation, but any issuance pursuant to the terms of an Option will reduce the number of Shares available for issuance pursuant to Options;

(iii)	Any Shares withheld or tendered for payment of taxes or any exercise or purchase price in respect of Awards shall not be counted against the limitation above;

(iv)	Any Shares not ultimately issued in settlement of SARs shall not be counted against the limitation above;

(v)	Any Shares issued in respect of Substitute Awards shall not be counted against the limitation above; and

(vi)	Any available shares under a pre-existing shareholder approved plan of a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines, and not adopted in contemplation of such acquisition of combination (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(b)	Tax Code Limits.

(i)	The aggregate number of Shares subject to:

(A)	Option or SAR Awards granted under this Plan; or

(B)	issued pursuant to Performance Awards,

during any consecutive thirty-six (36) month period to any one Participant shall not exceed, in respect of each of the Awards indicated in paragraphs (A) and (B) above, 500,000 Shares. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 11, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(ii)	The maximum dollar amount of cash paid pursuant to Performance Awards during any calendar year to any one Participant shall not exceed U.S.$3,000,000.

(c)	Certain Additional Limits. For as long as the Shares are listed for trading on the TSX and the standards with respect to security holder approval, and security based compensation arrangements apply to the Company,

(i)	the number of Shares issued to Insiders (including associates of Insiders if legally required) within any one year period and issuable to the Insiders at any time, under this Plan and all other Company security-based compensation arrangements (as determined under the rules of the TSX) shall not exceed 10% of the total issued and outstanding Shares, respectively;

(ii)	the number of Shares issued, or reserved for issuance with respect to Awards, to any one Insider (including associates of the Insider if legally required) within any one year period under this Plan and all other Company security-based compensation arrangements (as determined under the rules of the TSX) shall not exceed 5% of the total issued and outstanding Shares; and

(iii)	subject to adjustment under Section 11, the number of Shares issued, or reserved for issuance with respect to Awards, to Non-Employee Directors under the Plan shall not exceed 250,000 Shares per Non-Employee Director and the equity award value of Shares issued, or reserved for issuance with respect to Awards, to Non-Employee Directors shall not exceed $1,000,000 per such director in aggregate over the life of the Plan.

For the purposes of determining compliance with the above restrictions, the Granting Authority will take into account Shares reserved or issued pursuant to options together with Shares reserved or issued pursuant to all of the Company’s security-based compensation arrangements to the extent required by applicable law and applicable rules of the TSX.

(d)	Source of Shares. Except as expressly provided in the Plan, Shares delivered to Participants in connection with the exercise or settlement of Awards may be authorized but unissued Shares, Shares purchased in the open-market or in private transactions. The Board shall take such action as may be necessary to authorize and reserve for issuance from unissued Shares such number of Shares as may be necessary to permit the Company to meet its obligations under the Plan; provided, however, that the Company may satisfy its obligations from treasury shares or Shares purchased in the open market or private transactions.

Section 5.	General Provisions Relating to Awards

(a)	Eligibility. Awards will be granted only to those Persons who are, at the time of the grant, Non-Employee Directors, Officers, Employees or Consultants to the

Company or its Affiliates. If any Participant is (pursuant to the terms of his or her employment or otherwise) subject to a requirement that he or she not benefit personally from an Award, the Granting Authority may grant any Award to which such Person would otherwise be entitled to the Person’s employer or other entity designated by them that directly or indirectly imposes such requirement on the Person. The Granting Authority shall have the power to determine other eligibility requirements with respect to Awards or types of Awards.

(b)	Terms of Grant. Subject to the other express terms of this Plan, grants of Awards under the Plan shall contain such terms and conditions as the Granting Authority may specify. Without limiting the foregoing,

(i)	each Award granted under the Plan shall be evidenced by an instrument of grant, in such form or forms as the Granting Authority shall approve from time to time, which shall set forth such terms and conditions consistent with the terms of the Plan as the Granting Authority may determine. Each instrument of grant shall set forth, at a minimum, the Exercise Price or Base Price, as applicable, the type and Effective Date of the Award evidenced thereby, the number of Shares subject to such Award, whether the Award is a Canadian Award or a U.S. Award and the applicable Vesting conditions. References in the Plan to an instrument of grant shall include any supplements or amendments thereto;

(ii)	the term or Restricted Period of each Award that is an Option, Share Appreciation Right, Phantom Share Award, or Restricted Share Unit shall be for such period as may be determined by the Granting Authority; provided, however, that in no event shall the term of any Option exceed a period of five years or the term of any such Award that is not an Option exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Stock Option under Section 422 of the Code or as may be required in respect of an Award as may be required by the Organizational Law, the ITA or the rules of the TSX to the extent that they are applicable to such Award, or such shorter term in respect of an Award to a Canadian Grantee so that such award does not constitute a “salary deferral arrangement” as defined in subsection 248(1) of the ITA);

(iii)

Notwithstanding the foregoing provisions of this Section 5(b), unless otherwise determined by the Granting Authority, or as otherwise provided in the Plan, if the term of any Award granted hereunder is scheduled to expire or any Award is scheduled to be settled: (i) at a time when the holder of the Award is subject to restrictions on trading of securities of the Company under a trading “blackout” established by the Company (pursuant to the disclosure policy of the Company then in effect or otherwise) or pursuant to any lock-up agreement or other similar trading restriction (a “Blackout Period”); or (ii) within ten business days after the termination of a Blackout Period, the term or settlement of the Award will, notwithstanding the scheduled expiry date of the term of such Award, expire or settle as of the date that is 10 business days following the end of the applicable Blackout Period (the “Revised Expiry Date”) and shall continue to be exercisable, convertible or otherwise remain outstanding for the benefit of the holder, as applicable, at any time up to the applicable time on the Revised Expiry Date.

(iv)	the Granting Authority may determine that payments to be made by the Company or an Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments or on a deferred basis; provided, however, that no deferral shall be required or permitted by the Granting Authority if such deferral would result in adverse tax consequences to the Participant under Section 409A of the Code or under the ITA with respect to a Canadian Grantee. The settlement of any Award may, subject to any limitations set forth in the Award agreement or the Plan, be accelerated and paid in cash in lieu of Shares in connection with such settlement, in the discretion of the Granting Authority or upon occurrence of one or more specified events.

(v)	the terms, conditions and/or restrictions contained in an Award may differ from the terms, conditions and restrictions contained in any other Awards.

(vi)	the Granting Authority may specify such other terms and conditions, consistent with the terms of the Plan, as the Granting Authority shall determine or as shall be required under any other provision of the Plan. Such terms may include, without limitation, provisions requiring forfeiture of Awards in the event of termination of employment by the Participant and provisions permitting a Participant to make elections relating to his or her Award.

(c)	Vesting Conditions. Subject to the terms of the Plan, the Granting Authority shall determine any and all conditions to the Vesting of all and/or any portion of Awards and shall specify the material terms thereof in the applicable instrument of grant on, or as soon as reasonably practicable following, the Effective Date of the Award. Vesting of an Award, or portion thereof, may be conditioned upon passage of time, continued employment, satisfaction of Performance Criteria, or any combination of the foregoing, as determined by the Granting Authority, provided that:

(i)	performance conditions to Vesting of any portion of an Award, other than Restricted Share Units granted to Canadian Grantees, will be measured over a period of not less than one year; and

(ii)

with respect to any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, and whether denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares or cash, the applicable Performance Criteria shall be a measure based on one or more of the following Performance Criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company (including by reference to publicly-traded securities of other issuers); market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin, gross margin; year-end cash; cash margin; debt reduction; shareholders equity; operating efficiencies; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships, joint ventures or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions and recruiting and maintaining personnel as determined by the Granting Authority on or prior to the Effective Date of such Award or as of any later time permitted under the applicable provisions of Section 162(m) of the Code. Subject to compliance with Section 162(m) of the Code, if applicable, the Granting Authority may modify or supplement any Performance Criteria applicable to the Vesting of an outstanding Award to the extent the Granting Authority deems appropriate to reflect any material change after the Effective Date of the Award in the relevant business operations of the Company or applicable business unit or individual or group of companies.

(d)	Change of Control. Unless otherwise provided in the Award or by direction of the Granting Authority as to all or any type or number of Awards, in the event of a Change of Control and notwithstanding any other Vesting or other restrictions or conditions, the Granting Authority may take whatever action with respect to the Awards outstanding that it deems necessary or desirable, including following:

(i)	the Granting Authority may accelerate Vesting and the expiration or termination date of Options and Share Appreciation Rights then outstanding to a specified date fixed by the Granting Authority. After any accelerated expiration or termination date so specified, all unexercised Options and Share Appreciation Rights and all rights of Participants thereunder shall terminate; provided, however, that any acceleration of the expiration or termination date shall not be to a date that is earlier than thirty (30) days after notice of such acceleration. The Granting Authority may also accelerate Vesting and the time at which Options and Share Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term;

(ii)	the Granting Authority may waive all restrictions and conditions of all Restricted Share Units, Deferred Share Units and Phantom Share Awards then outstanding with the result that those types of Awards shall be deemed satisfied, and the Restricted Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change of Control or such other date as may be determined by the Granting Authority, provided that, in no event shall a payment be made in respect of a Deferred Share Unit granted to a Canadian Grantee prior to the date such Canadian Grantee ceases to be an Employee of the Company or an Affiliate; and

(iii)	the Granting Authority may determine to amend Performance Awards and Other Share or Performance-Based Awards, or substitute new Performance Awards and Other Share or Performance-Based Awards in consideration of cancellation of outstanding Performance Awards and any Other Share or Performance-Based Awards, in order to ensure that such Awards shall become fully Vested, deemed earned in full and promptly paid to the Participants as of the date of the Change of Control or such other date as may be determined by the Granting Authority, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions shall not have been completed or satisfied.

Notwithstanding the above provisions of this Section 5(d), but subject to any contractual rights created by the terms of an Award, the Granting Authority shall not be required to take any action described in the preceding provisions, and any decision made by the Granting Authority, in its sole discretion, not to take some or all of the actions described in the preceding provisions shall be final, binding and conclusive with respect to the Company and all other interested Persons. Any acceleration of Vesting shall be deemed to have occurred immediately prior to the Change of Control, no matter when the determination of the Granting Authority occurs.

(iv)	Moreover, if approved by the Board prior to or within thirty (30) days after such time as a Change of Control shall be deemed to have occurred, the Board shall have at any time the right to require that all or any portion of the Awards be settled and discharged in cash based on the “cash value” of such Awards in lieu of settlement by issuance of Shares, except in the case of an Award to a Canadian Grantee that was, at the date the Award was granted, intended to be governed by section 7 of the ITA. Such requirement may be specified in any arrangement relating to such Change of Control transaction to which the Company is a party or may be specified in any notice sent by the Company, which arrangement or notice may also specify the terms and timing of such settlement. If not so specified, the Board may require settlement at any time within a forty-five (45) day period immediately following the date that the Change of Control is deemed to have occurred. For the foregoing purposes, the “cash value” of an Award shall equal the sum of (i) the cash value of all benefits to which the Participant would be entitled upon settlement or exercise of any Award which is not an Option or Restricted Share Unit (other than a Restricted Share Unit that, by its terms, would be settled only in cash) or (ii) in the case of any Award that is an Option, SAR or Restricted Share Unit (other than a Restricted Share Unit that, by its terms, would be settled only in cash), the excess of the “market value” (defined below) per share over the Exercise Price, or the market value (defined below) per share of Restricted Share Unit, multiplied by the number of shares subject to such Award. For purposes of the preceding sentence, “market value” per share shall mean the higher of (x) the average of the market value per Share on each of the five trading days immediately preceding the date a Change of Control is deemed to have occurred or (y) the highest price, if any, offered by the acquiring Person or the Company with respect to Shares, all as determined by Board in its discretion. The Company may require Participants to verify the amount and completeness of any settlement of Awards as a condition to the final settlement and payment.

(e)

No Repricing or Extension of Term. The Exercise Price for Shares subject to any Award of Options and any related Tandem SARs and the Base Price for Shares subject to any Award of Stand-Alone SARs may be reduced only if the Granting Authority specifically approves, provided that the Exercise Price for Shares subject to any Award of Options and any related Tandem SARs and the Base Price for Shares subject to any Award of Stand-Alone SARs may not be reduced after the Effective Date of the Award thereof, either directly or indirectly, without prior shareholder approval, except for adjustments pursuant to Section 11 of the Plan or in connection with a Change of Control. Other than pursuant to Section 11, the Granting Authority shall not without the approval of the Company’s shareholders (i) lower the Exercise Price of an Option or SAR after it is granted, (ii) cancel an Option or SAR when the Exercise Price per Share exceeds the Market Value of one Share in exchange for cash (other than in connection with a Change of Control), or (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Stock Exchanges. In addition, to the extent applicable rules of a Stock Exchange require shareholder approval with respect to the extension of the term of one or more Awards, then any such extension shall not be effective unless the requisite shareholder approval is obtained.

(f)	Compliance with Section 409A. The terms and conditions applicable to any Award (or portion thereof) granted to a Participant who is subject to taxation under the Code and that constitutes “deferred compensation” subject to Section 409A of the Code are intended to comply with Section 409A of the Code. Without limiting the foregoing,

(i)	the terms of any such Award (or portion thereof) permitting the deferral of payment or other settlement thereof or providing for settlement in cash in lieu of Shares shall be subject to such requirements and shall be administered in such manner as the Granting Authority may determine to be necessary or appropriate to comply with the applicable provisions of Code Section 409A as in effect from time to time;

(ii)	any elections allowed to be exercised by a Participant shall be deemed to be void or shall be deemed amended or altered so as not to (A) cause the application of Section 409A of the Code to the Award or (B) create adverse tax consequences under Section 409A of the Code should Section 409A apply to the Award; and

(iii)	any exercise of discretion by the Granting Authority with respect to any acceleration or waiver of any term or condition, including a Vesting condition or settlement, shall not be effective or shall be deemed modified to the extent that such discretion would cause the Award to have adverse tax consequences to the Participant under Section 409A of the Code.

(g)

Stand-Alone, Additional, Tandem and Substitute Awards. Subject to Section 5(e) of the Plan, Awards granted under the Plan may, in the discretion of the Granting Authority, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Granting Authority shall require the surrender of such other Award for cancellation in consideration for the grant of the new Award and such surrendered Award shall no longer be treated as being outstanding for the purposes of determining the aggregate plan limitations under Section 4(a). In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Any such action contemplated under this Section 5(g) shall be effective only to the extent that such action will not cause (i) the holder of the Award to lose the protection of Section 16(b) of the Exchange Act and rules and regulations promulgated thereunder, (ii) any Award that is designed to qualify payments thereunder as performance-based compensation as defined in Section 162(m) of the Code to fail to qualify as such performance-based compensation, (iii) any Award that is subject to Section 409A of the Code to result in adverse consequences under Section 409A of the Code, or (iv) where the holder is a Canadian Grantee, that is an Employee or Non-Employee Director, the immediate recognition of income under the ITA at the time the Award is granted.

(h)	Securities Matters. The Company intends that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 under the Exchange Act so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

No Shares will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by applicable securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by the Stock Exchanges, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the grantee to take any reasonable action to meet such requirements. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares pursuant to an Award to comply with any law or regulation, however.

Unless registered under the Securities Act, the Awards and the Shares underlying the Awards granted pursuant to the Plan to a Participant in the United States or a Participant that is a U.S. Person shall be “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act and shall not be offered, sold or transferred absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. Absent registration under the Securities Act, all certificates representing Shares issued to a Participant in the United States or a Participant that is a U.S. Person pursuant to Awards granted under the Plan shall bear a restrictive legend in substantially the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE HOLDER HEREOF AGREES THAT THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN

ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF (D) ABOVE, WHERE THE HOLDER HAS PROVIDED A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING TO THE SATISFACTION OF THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED.

(i)	Fractional Shares. No fractional Shares shall be issued under the Plan. Payment for any fractional Shares that would otherwise be issuable hereunder in the absence of the immediately preceding sentence shall be made in cash, provided however that as to Options granted to Canadian Grantees, there shall be no entitlement or payment for any fractional Shares and no payment shall be made in lieu of a fractional Share.

(j)	Compliance with the ITA. The terms and conditions applicable to any Award (or portion thereof) granted to a Participant who is subject to taxation under the ITA are intended to comply with the ITA. Without limiting the foregoing,

(i)	the terms of any such Award (or portion thereof) permitting the deferral of payment or other settlement thereof or providing for settlement in cash in lieu of Shares shall be subject to such requirements and shall be administered in such manner as the Committee may determine to be necessary or appropriate to comply with the applicable provisions of the ITA as in effect from time to time;

(ii)	any elections allows to be exercised by a Participant shall be deemed to be void or shall be deemed amended or altered so as not to cause the Award to be considered a “salary deferral arrangement” under the ITA, as defined in subsection 248(1) or create adverse tax consequences under the ITA; and

(iii)	any exercise of discretion by the Committee with respect to any acceleration or waiver of any term or condition, including a Vesting condition or means of settlement, shall not be effective or shall be deemed modified to the extent that such discretion would cause the Award to have adverse tax consequences to the Participant under the ITA.

Section 6.	Stock Options

(a)	General. The Granting Authority may from time to time grant one or more Options to Participants on such terms and conditions, consistent with the Plan, as the Granting Authority shall determine. The instrument of grant evidencing an Option shall specify the Exercise Price for each Share subject to such Option, the maximum term of such Option, whether Tandem SARs are granted with respect to all or any such Options and whether such Options (or any portion thereof) are intended to qualify as Incentive Stock Options.

(b)	Vesting Terms. Options granted under the Plan shall become Vested at such times, in such installments and subject to such terms and conditions consistent with Section 5(c) hereof (including satisfaction of Performance Criteria and/or continued employment) as may be determined by the Granting Authority and set forth in the applicable instrument of grant.

(c)	Exercise Price. The Exercise Price for each Share subject to an Option, except in the case of Substitute Awards, shall not be less than the Market Value of a Share on the Effective Date of the Award of such Option. The Exercise Price shall be stated and payable in Canadian dollars, if a Canadian Award, and in United States dollars, if a U.S. Award.

(d)	Exercise of Vested Options. Vested Options may be exercised in accordance with such procedures as may be established by the Granting Authority, including procedures permitting the exercise of Options through a broker-assisted sale and remittance program authorized by the Granting Authority. The Participant must pay or satisfy, in accordance with the terms of this Plan, the full amount of the Exercise Price and any withholding amounts with respect to such exercise and the Company may require as a condition to such exercise and/or the issuance or delivery of Shares to a Participant the Participant’s payment or satisfaction of such amounts in full in accordance with this Plan. The Exercise Price shall be payable on exercise of a Vested Option:

(i)	in Canadian dollars, if a Canadian Award, or in United States dollars, if a U.S. Award, unless the Granting Authority determines otherwise, and may be paid in cash, or by wire transfer, certified cheque, banker’s cheque or bank draft or other similar methods of cash equivalent payment acceptable to the Granting Authority or any combination thereof,

(ii)	by, if the Granting Authority permits, the surrender and transfer of Shares then owned by the Participant to such Person as the Granting Authority may direct; provided, however, that the foregoing shall not apply to any Participant that is prohibited by applicable law or rules of a Stock Exchange from such surrender and transfer; and further provided that the shares may not be shares previously acquired by a Canadian Grantee on the exercise of an Option granted under this Plan or a Prior Plan;

(iii)	by, if the Granting Authority permits and in respect only of Options granted to persons who are not Canadian Grantees, the withholding of Shares otherwise issuable upon exercise of such Vested Option; provided, however, that the foregoing shall not apply to any Participant that is prohibited by applicable law or rules of a Stock Exchange from participating in such withholding;

(iv)	by payment pursuant to a broker-assisted sale and remittance program authorized by the Granting Authority; or

(v)	in any combination of the foregoing.

Shares surrendered or withheld, if permitted by the Granting Authority and in accordance with this Section 6(d), shall be valued at the Market Value thereof on the date of exercise, determined in Canadian dollars if used to purchase a Share subject to a Vested Canadian Award or in United States dollars if used to purchase a Share subject to a Vested U.S. Award. The Granting Authority may impose, at any time, such limitations and prohibitions on the use of Shares in payment of the Exercise Price as it deems appropriate and shall determine acceptable methods of surrendering or withholding Shares as payment of the Exercise Price.

(e)	Option Period. Unless the Granting Authority provides for a shorter option period at or after the Effective Date of an Award of Options and subject to Section 9 hereof, all or any part of the Options covered by an Award shall, to the extent Vested, be exercisable, from time to time, within the period commencing on the date such Option or part thereof becomes Vested and ending on the last day of the term of such Award.

(f)	Incentive Stock Options. Option Awards will not be treated as Incentive Stock Options unless specifically so designated. Options intended to qualify as Incentive Stock Options will be subject to the following special provisions:

(i)	Incentive Stock Options may only be granted to Employees of the Company or its parent or subsidiary as defined in Sections 424(e) or (f) of the Code, as applicable, while each such entity is a “corporation” described in Section 7701(a)(3) of the Code and Treas. Reg. Section 1.421-1(i)(1).

(ii)	The Exercise Price per Share shall not be less than one hundred percent (100%) of the Market Value per Share on the date of grant of the Incentive Stock Option. However, if any Employee to whom an Incentive Stock Option is granted owns Share possessing more than ten percent (10%) of the total combined voting power of all classes of Share of the Company or any “parent corporation” of the Company (as defined in Section 424(e) of the Code) or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code), then the Exercise Price per Share under such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Market Value per Share on the date of grant, and the Option term shall not exceed five (5) years measured from the date of grant. For purposes of the immediately preceding sentence, the attribution rules under Section 424(d) of the Code shall apply for purposes of determining an Employee’s ownership.

(iii)

The aggregate Market Value (determined as of the respective date or dates of grant) of Shares for which one or more Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate which is a parent or subsidiary as defined in Code Sections 424(e) or (f), as applicable) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Options shall be applied on the basis of the order in which such Options are granted. However, if and to the extent that the aggregate Exercise Price of Options subject to any portion of any Award of Incentive Stock Options that become Vested in any calendar year exceeds the $100,000 limitation of Section 422 of the Code, such Options shall not be treated as Incentive Stock Options notwithstanding any designation otherwise.

(iv)	An Incentive Stock Option shall be exercisable only by the Participant during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant’s death.

(v)	All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(vi)	To the extent that the instrument of grant evidencing the Award of an Option specifies that an Option is intended to be treated as an Incentive Stock Option, the Option is intended to qualify to the greatest extent possible as an “incentive Share option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Option is or will be determined to qualify as an Incentive Stock Option.

(vii)	Certain decisions, amendments, interpretations or other actions by the Granting Authority and certain actions by a Participant may cause an Option to cease to qualify as an Incentive Stock Option pursuant to the Code and, by accepting an Award of Options hereunder, the Participant thereby consents and agrees in advance to any such disqualifying action.

(g)	Settlement on Exercise of Option. On the exercise of any Option by a Canadian Grantee, settlement of such Option shall be made by the issuance of Shares from treasury or the transfer of previously issued Shares then held by the Company.

Section 7.	Share Appreciation Rights, Phantom Share Awards, Bonus Shares and Other Awards

(a)	General. The Granting Authority may from time to time grant one or more awards of Share Appreciation Rights, Phantom Share Awards, Bonus Shares, and Other Share or Performance Based Awards and may issue and sell Purchased Shares on such terms and conditions, consistent with the Plan, as the Granting Authority shall determine.

(b)	SARs. The Granting Authority is authorized to grant SARs to Employees, Officers, Consultants and Non-Employee Directors subject to the terms of this Section 7.

(i)	Tandem SARs. Tandem SARs may be granted at or after the Effective Date of the related grant of Options, and each Tandem SAR shall be subject to the same terms and conditions and denominated in the same currency as the Option to which it relates and the additional terms and conditions set forth in this Section 7. On exercise of a Tandem SAR, the related Option shall be surrendered and cancelled and the Participant shall be entitled to an amount in settlement of such Tandem SAR calculated and in such form as provided below. For the purposes of an Award to a Canadian Grantee, the Canadian Grantee shall have the sole and exclusive ability to decide whether the Option or the Tandem SAR shall be exercised and, on the exercise of a Tandem SAR, the related Option shall be surrendered and the Participant shall be entitled to an amount in settlement of such Tandem SAR calculated and in such form as provided below. Tandem SARs may be exercised only if and to the extent the Options related thereto are then Vested and exercisable and shall be exercised in accordance with such procedures as may be established by the Granting Authority.

(ii)	Stand-Alone SARs. Stand-Alone SARs granted under the Plan shall become Vested at such times, in such installments and subject to such terms and conditions consistent with Section 5(c) hereof (including satisfaction of Performance Criteria and/or continued employment) as may be determined by the Granting Authority and set forth in the applicable instrument of grant. The Base Price for each Share subject to a Stand-Alone SAR, other than in respect of Substitute Awards, shall not be less than 100% of the Market Value of a Share on the Effective Date of the Award of such Stand-Alone SAR. Unless the Granting Authority provides for a shorter period at or after the Effective Date of an award of Stand-Alone SARs and subject to Section 9 hereof, all or any part of the Stand-Alone SARs covered by an Award granted to a Canadian Grantee shall, to the extent Vested, be exercisable, from time to time, within the period commencing on the date such Stand-Alone SARs or part thereof becomes Vested and ending on December 15 of the calendar year in which the Stand-Alone SAR became Vested. Rights granted to a Canadian Grantee are not intended to constitute a “salary deferral arrangement” as defined in ITA subsection 248(1). In particular, notwithstanding any other provision herein, no such Share Appreciation Right granted hereunder shall have any value at the date of grant or prior to becoming Vested and the granting of a Share Appreciation Right hereunder shall be awarded solely in respect of services to be performed by the Canadian Grantee in the future. No Stand-Alone SAR may be granted to a Canadian Grantee to provide such Canadian Grantee with a payment that is in lieu of salary or wages of the Canadian Grantee.

(iii)

Exercise and Settlement. Upon exercise thereof and subject to payment or other satisfaction of all related withholding obligations in accordance with Section 15(b) hereof, Share Appreciation Rights (and, in the case of Tandem SARs, the related Options) shall be settled by payment or delivery, in cash, Shares or any combination thereof, as determined by the

Granting Authority, of an aggregate value equal to: the product of (A) the excess of the Market Value of a Share on the date of exercise over the Exercise Price or Base Price for a Share under the applicable Share Appreciation Right, multiplied by (B) the number of Share Appreciation Rights exercised. In the case of payment or delivery by Shares, the number of such Shares shall be determined by dividing the aggregate value of such Shares by the Market Value of a Share at such time.

(c)	Phantom Share Awards. The Granting Authority is authorized to grant Phantom Share Awards to Employees, Officers, Consultants and Non-Employee Directors, which are rights to receive cash equal to the Market Value of a specified number of Shares at the end of a specified deferral period, subject to the following terms and conditions:

(i)	Award and Restrictions. Satisfaction of a Phantom Share Award shall occur upon expiration of the deferral period specified for such Phantom Share Award by the Granting Authority or, if permitted by the Granting Authority, as elected by the Participant. In addition, Phantom Share Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Granting Authority may impose in its sole discretion as set forth in the Award, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including times based on achievement of performance goals and/or future service requirements), separately or in combination, as the Granting Authority may determine in its sole discretion to be appropriate or advisable for any Award; provided, however, that Phantom Share Awards shall not be transferable (other than by will or the laws of descent and distribution).

(ii)	Forfeiture. Except as otherwise determined by the Granting Authority or as may be set forth in any Award, employment or other agreement pertaining to a Phantom Share Award, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Share Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Granting Authority may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Share Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Granting Authority may in other cases which it determines appropriate or advisable waive in whole or in part the forfeiture of Phantom Share Awards; provided, however, no such waiver or other change regarding an Award shall (A) cause the application of Section 162(m) or 409A of the Code to the Award or (B) create adverse tax consequences under Section 162(m) or 409A of the Code should either or both of those Code sections apply to the Award.

(iii)	ITA. Notwithstanding the foregoing, Phantom Share Awards granted to Participants who are subject to the ITA shall be on terms that will be designed to prevent them from being considered a “salary deferral arrangement” as defined in subsection 248(1) of the ITA.

(d)	Bonus Shares. The Granting Authority may, from time to time and subject to the provisions of the Plan, applicable law and the rules of the Stock Exchanges, grant Shares as “Bonus Shares” to Employees, Officers, Consultants and Non-Employee Directors. Such grants of Bonus Shares shall be in consideration of performance of services by the Participant without additional consideration, except as may be required by the Granting Authority or other terms of this Plan. Bonus Shares shall be Shares that are not subject to a Restricted Period.

(e)	Other Awards. The Granting Authority is hereby authorized to grant to Employees, Non-Employee Directors and Consultants of the Company or its Affiliates, “Other Share or Performance-Based Awards”, which shall consist of a right which (i) is not an Award described in any other provision of this Plan and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, units or securities convertible into Shares) or cash as are deemed by the Granting Authority to be consistent with the purposes of the Plan. Subject to the terms of the Plan, including Section 5(c) hereof for any Award intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code, the Granting Authority shall determine the terms and conditions of any such Other Share or Performance-Based Awards, which shall be contained in a written agreement or other document covering such Awards. Notwithstanding any other provision of the Plan to the contrary, any Other Share or Performance-Based Award shall contain terms that (x) are designed to avoid application of Section 409A of the Code or (y) are designed to avoid adverse tax consequences under Section 409A should that Code section apply to such Award or (z) are designed to avoid the application of being a “salary deferral arrangement” as defined in subsection 248(1) of the ITA.

(f)	Purchased Shares. The Granting Authority shall have the authority to sell Shares to such Employees, Officers, Consultants and Non-Employee Directors of the Company or its Affiliates as may be selected by it, on such terms and conditions as it may establish, subject to the further provisions of this Section 7(f). Each issuance of Shares under this Section 7(f) shall be evidenced by an agreement, which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Granting Authority may approve for the particular sale transaction. The price per Share to be purchased by a Participant under this Section 7(f) shall be determined in the sole discretion of the Granting Authority, and, subject to the requirements of the Stock Exchanges, may be less than, but shall not be greater than the Market Value per Share at the time of purchase. Payment of the purchase price of Purchased Shares under this Section 7(f) shall be made in full in cash.

(g)	Performance Goals. To the extent the Granting Authority determines that any Award, other than SARs, granted pursuant to this Section 7 shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Granting Authority’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.

(h)	Section 409A; Salary Deferred Arrangements. Notwithstanding any other provision of this Section 7 to the contrary, any SAR Award, Phantom Share Awards, Bonus Shares, and Other Share or Performance-Based Awards granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A of the Code should that Code section apply to the Award. Notwithstanding the foregoing, all Awards granted to Canadian Grantees shall be on terms that will be designed to prevent them from being considered a “salary deferral arrangement” as defined in subsection 248(1) of the ITA.

Section 8.	Restricted Share Units, Deferred Share Units and Performance Share Units

(a)	General.

(i)	Grants. The Granting Authority may from time to time grant one or more Awards of Restricted Share Units, Deferred Share Units and/or Performance Share Units to Officers, Non-Employee Directors, Employees or Consultants of the Company on such terms and conditions, consistent with the Plan, as the Granting Authority shall determine. Any such Deferred Share Units granted to a Non-Employee Director shall be in addition to any grants of Deferred Share Units pursuant to Section 8(a)(ii).

(ii)	Grants of Deferred Share Units in Lieu of DSU Eligible Retainer. An individual who is a Non-Employee Director is eligible to elect to receive all or a portion of such Non-Employee Director’s DSU Eligible Retainer through the grant of Deferred Share Units in accordance with Section 8(f). Any such election does not confer upon any Non-Employee Director a right to receive an award of Deferred Share Units in satisfaction of any other amounts or to receive any payment (whether in cash or Shares), except on settlement of any such elected Deferred Share Units, pursuant to the Plan.

(b)	Vesting Terms.

(i)

Restricted Share Units and/or Performance Share Units shall become Vested at such times, in such installments and subject to such terms and conditions consistent with Section 5(c) hereof as may be determined by the Granting Authority and set forth in the applicable instrument of grant, provided that the conditions to Vesting of Restricted Share Units shall be based on the Participant’s continued employment, without regard to the satisfaction of any Performance Criteria and the conditions to Vesting of Performance Share Units shall be based on the satisfaction of Performance Criteria either alone or in addition to any other Vesting conditions as may be determined by the Granting Authority consistent with Section 5(c) hereof. Provided further, that except as otherwise determined by the

Granting Authority, Restricted Share Units and Performance Share Units granted to a Canadian Grantee shall become vested no later than December 15 of the third calendar year following the calendar year in which the Canadian Grantee rendered the employment services in respect of which the Award is being made. Unless otherwise provided at the time of grant, the Vesting of Deferred Share Units shall occur at such times, in such installments and subject to such terms and conditions as may be determined by the Granting Authority and set forth in the applicable instrument of grant.

(ii)	Notwithstanding the foregoing provisions of this Section 8(b), unless otherwise determined by the Granting Authority, or as otherwise provided in the Plan, if the vesting of any Restricted Share Unit and/or Performance Share Unit granted hereunder is scheduled to occur during a Blackout Period, the vesting of the Restricted Share Unit and/or Performance Share Unit will, notwithstanding the scheduled vesting date of such Award, vest as of the date that is one business day following the end of the applicable Blackout Period.

(c)

Settlement. Unless otherwise determined by the Granting Authority (including by the terms of the Award or the Plan) and subject to the immediately succeeding sentence, Restricted Share Units and Performance Share Units shall be settled, following the Vesting thereof, upon or as soon as reasonably practicable following the receipt by the Company of a notice of exercise of such Restricted Share Units or Performance Share Units, as applicable, from the holder thereof and Deferred Share Units shall be settled on the third Business Day following the retirement or death of the applicable Participant or at the time the applicable Participant otherwise ceases to hold office or their employment is terminated subject to payment or other satisfaction of all related withholding obligations in accordance with the provisions of this Plan. Except as may otherwise be required under Section 409A of the Code, settlement and payment in respect of Restricted Share Units or Performance Share Units described in the immediately preceding sentence shall be made: (i) to Participants who are not Canadian Grantees by the later of (A) the date that is 2  1⁄2 months after the end of the Participant’s first taxable year in which the Restricted Share Unit and/or the Performance Share Unit is no longer subject to a substantial risk of forfeiture under the Plan and (B) the date that is 2  1⁄2 months after the end of the Company’s first taxable year in which the Restricted Share Unit and/or the Performance Share Unit is no longer subject to a substantial risk of forfeiture under the Plan; and (ii) to Participants who are Canadian Grantees by the date that is no later than December 15 of the third calendar year following the calendar year in which the Canadian Grantee rendered the employment services in respect of which the Award is being made, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. Subject to Section 9(a)(iv) in the event of termination for cause and Section 9(a)(iii) in the event of a Participant’s death, payment in respect of Deferred Share Units shall be made within ten (10) days of the date of the Participant’s retirement, or cessation or termination of office or employment. Settlement shall be made in cash, Shares or any combination thereof, as determined by the Granting Authority, which determination may be reflected in the Award, may be made on or before the date of the settlement or as otherwise specified by the Granting Authority. Settlement of Restricted Share Units, Deferred Share Units and/or Performance Share Units in Shares shall be made by delivery of one Share for each such Restricted Share Unit or Deferred Share Unit then being settled and delivery of such number of Shares as may be required based on the performance criteria associated with any Performance Share Unit. Settlement of Restricted Share Units, Deferred Share Units or Performance Share Units in cash shall be made by payment of an aggregate amount equal to:

the product of

(I)	the Market Value of a Share on the applicable settlement date specified by the Granting Authority in the Award,

and

(II)	the number of Restricted Share Units, Deferred Share Units or Performance Share Units then being settled.

Any cash payment in settlement of Restricted Share Units, Deferred Share Units or Performance Share Units shall be payable in Canadian dollars, if made with respect to a Canadian Award, and in United States dollars, if made with respect to a U.S. Award. Upon payment of any amount pursuant to settlement of Deferred Share Units, Restricted Share Units or Performance Share Units granted under this Section 8 in cash or Shares, as the case may be, the particular Deferred Share Units, Restricted Share Units or Performance Share Units in respect of which such payment was made shall be cancelled and no further payments (whether in Shares or cash or otherwise) shall be made in relation to such Deferred Share Units, Restricted Share Units or Performance Share Units.

(d)

Dividend Equivalents. Subject to Section 8(h), the terms of an Award of Restricted Share Units, Deferred Share Units or Performance Share Units may include provision for the accrual of dividend equivalent amounts with respect to cash dividends paid in the ordinary course to shareholders in respect of outstanding Shares. If the Granting Authority determines that dividend equivalent amounts will be accrued in respect of Restricted Share Units, Deferred Share Units or Performance Share Units subject to an Award, if and when cash dividends are paid with respect to Shares (other than any extraordinary dividend) to shareholders of record as of a record date occurring during the period from the Effective Date of the applicable Award to the date of settlement thereof, a number of additional Restricted Share Units, Deferred Share Units or Performance Share Units, as the case may be, shall be granted to the holder of such Award equal to the greatest number of whole Shares having a Market Value, as of the payment date for such dividend, equal to the product of (i) the cash dividend paid with respect to a Share multiplied by (ii) the number of Restricted Share Units, Deferred Share Units or Performance Share Units subject to such Award as of the record date for the dividend. The additional Restricted Share Units, Deferred Share Units or Performance Share Units granted to a Participant shall be subject to the same terms and conditions, including Vesting and settlement terms, as the corresponding Restricted Share Units, Deferred Share Units or Performance Share

Units, as the case may be. The Granting Authority may provide that, in lieu of the grant of additional Restricted Share Units, Deferred Share Units or Performance Share Units, dividend equivalent amounts may be accrued and paid in cash, at the time and on the same terms and conditions, of settlement of the corresponding Restricted Share Units, Deferred Share Units or Performance Share Units, as the case may be.

(e)	Special Provisions Concerning Performance Share Units. The grant and/or settlement of a Performance Share Units is also subject to the following provisions:

(i)	General. The performance goals for Performance Share Units shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Granting Authority. Such criteria include, without limitation, elements that reference the performance by the Company or its subsidiaries, divisions, or its business or geographical units or functions and/or elements that reflect individual performance. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and the regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Granting Authority are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Granting Authority may determine that such Performance Share Units shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Share Units. Performance goals may differ among Performance Share Units granted to any one Participant or for Performance Share Units granted to different Participants.

(ii)

Business Criteria. To the extent required to satisfy Section 162(m) of the Code with respect to Covered Employees, the Granting Authority shall (or to the extent not so required, the Granting Authority may) set one or more of the performance goals based on one or more of the business criteria for the Company set out in Section 5(c)(iii), on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company. A performance goal need not, however, be based upon an increase or positive result under a business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to a specific business criterion). Unless the adjustments would affect the status of a Performance Share Unit as “performance-based compensation” under Section 162(m) of the Code, the Granting Authority may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (V) asset write-downs, (W) litigation or claim judgments or settlements, (X) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (Y) accruals for reorganization and restructuring programs and (Z) any extraordinary non-recurring items as described in applicable accounting literature or the Company’s management’s discussion and analysis of financial condition and results of operations appearing in the Company’s periodic reports under the Exchange Act for the applicable period. In addition, to the fullest extent allowed by law, this Plan will allow the Granting Authority to establish criteria for performance goals in respect of Performance Share Units based on individual goals and performance in addition to or in substitution for criteria specified above, as long as such goals are pre-established and objective and not based on mere continued employment.

(iii)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Share Units shall be measured over a performance period of not less than one year and not more than five (5) years, as specified by the Granting Authority. Performance goals in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Share Units, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(iv)	Settlement of Performance Share Units; Other Terms. After the end of each performance period, the Granting Authority shall determine the amount, if any, of Performance Share Units payable to each Participant based upon achievement of business criteria over a performance period. Except as may otherwise be required under Section 409A of the Code or Section 8(a), payment described in the immediately preceding sentence shall be made to Participants who are not Canadian Grantees by the later of (i) the date that is 2 1/2 months after the end of the Participant’s first taxable year in which the Performance Share Unit is earned and payable under the Plan and (ii) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the Performance Share Unit is earned and payable under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. The Granting Authority may not exercise discretion to increase any such amount payable in respect of a Performance Share Unit which is intended to comply with Section 162(m) of the Code. The Granting Authority shall specify the circumstances in which such Performance Share Units shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Share Units.

(v)	Written Determinations. All determinations by the Granting Authority as to the establishment of performance goals, the amount of any Performance Share Unit and the achievement of performance goals relating to Performance Share Units shall be made in a written agreement or other document covering the Performance Share Unit. The Granting Authority may not delegate any responsibility relating to such Performance Share Units.

(vi)	Status of Performance Share Units under Section 162(m) of the Code. It is the intent of the Company that Performance Share Units granted to Persons who are designated by the Granting Authority as likely to be Covered Employees shall constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 8(e) shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. Notwithstanding the foregoing, because the Granting Authority cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a Person designated by the Granting Authority, at the time of grant of a Performance Share Unit, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Share Units that are intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

(f)	Additional Provisions Concerning Deferred Share Units Granted in Lieu of DSU Eligible Retainer

(i)	any individual who is, or will be, a Non-Employee Director in a particular calendar year and who wishes to elect to receive all or a portion of the Non-Employee Director’s DSU Eligible Retainer satisfied by issuance of Deferred Share Units shall complete and deliver a written election in the form attached to the Plan as Schedule “A”, or such similar form of election and acknowledgement acceptable to the Board or the Granting Authority (each, an “Election Form”). Delivery by a Non-Employee Director of an Election Form shall be construed as acceptance by the Non-Employee Director of the terms and conditions set out herein and all rules and procedures adopted hereunder and as amended from time to time;

(ii)

each Non-Employee Director shall have the right to elect, in advance, the portion of his or her DSU Eligible Retainer (in increments of five percent (5%)) that the Non-Employee Director wishes to be satisfied by way of Deferred Share Units (with the remainder, if any, to be received in cash), and shall have the right to amend or revoke such election in respect of a succeeding calendar year, but only within the time periods specified below. The election or amended election, as the case may be, shall be made by completing, signing and delivering to the Granting Authority, the Election Form. In order to make such election, the Non-Employee Director must submit his Election Form to the Granting Authority, prior to December 31 immediately preceding the calendar year in respect of which the election applies, except in respect of the calendar year in which the Effective Date occurs, in the case of an existing Director, subject to subparagraph (iv) below, an election or amended election, as the case may be, must be filed within the period beginning after the third Business Day following the expiry of the Blackout Period during the fourth quarter of the calendar year immediately preceding the commencement of the calendar year in respect of which the election applies, and ending on December 31 immediately preceding the calendar year in respect to which the election applies. Such Election Form shall apply in respect of the calendar year for which it is made and thereafter until amended or revoked by the delivery of a subsequent Election Form in respect of a succeeding calendar year by such Non-Employee Director to the Granting Authority;

(iii)	any election made under this Section 8(f) shall be irrevocable in respect of the calendar year for which it is originally made and will continue in effect thereafter until amended or revoked in accordance with Section 8(f)(ii) in respect of a succeeding calendar year. If no election has been validly made in respect of a Director’s DSU Eligible Retainer, the Director’s full DSU Eligible Retainer shall be paid in cash in accordance with the Company’s normal director compensation policies;

(iv)	the number of Deferred Share Units (including fractional Deferred Share Units rounded to the fourth decimal place) to be granted to the Non-Employee Director in respect of such Non-Employee Director’s DSU Eligible Retainer shall be determined by dividing (i) the amount of the Non-Employee Director’s DSU Eligible Retainer for which an Election Form has been delivered, expressed in dollars and otherwise payable in accordance with the Company’s normal director compensation policies, by (ii) the Market Value as at the date of grant;

(v)	unless otherwise specified by the Granting Authority, Deferred Share Units granted to a Non-Employee Director in accordance with this Section 8(f) shall be fully vested at the time awarded;

(vi)	notwithstanding the provisions of Section 12, any amendment, suspension or termination of the Plan shall be such that the Plan and the Deferred Share Units granted under this Section 8(f) continuously satisfy the requirements of paragraph (d) of Regulation 6801 to the Tax Act.

(g)	Timing Requirements for Deferred Share Units Granted to Canadian Grantees. Notwithstanding any other provision of the Plan, all amounts payable to, or in respect of, a Canadian Grantee in respect of Deferred Share Units including, without limitation, the delivery of Shares or a lump sum cash payment, shall not be made prior to the date such Canadian Grantee ceases to be an Employee (including a Non-Employee Director) of the company or an Affiliate and shall be paid or delivered on or before December 31 of the calendar year commencing immediately following the date the Canadian Grantee ceases to be an Employee (including a Non-Employee Director) of the Company or an Affiliate. All Deferred Share Units granted to a Canadian Grantee shall have such terms and conditions as are necessary to comply with paragraph 6801(d) of the Regulations to the ITA.

(h)	Section 409A; Salary Deferred Arrangements. Notwithstanding any other provisions of this Section 8 to the contrary, any Restricted Share Units, Deferred Share Units or Performance Share Units granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A of the Code if that Code section applies to the Award. Notwithstanding the foregoing, all Awards of Restricted Share Units, Deferred Share Units and Performance Share Units granted to Participants who are subject to the ITA shall be on terms that will be designed to prevent them from being considered a “salary deferral arrangement” as defined in subsection 248(1) of the ITA.

(i)	No Other Benefit.

(i)	No amount will be paid to, or in respect of, a Participant (or a person with whom the Participant does not deal at arm’s length within the meaning of the ITA) under the Plan to compensate for a downward fluctuation in the price of a Share or the value of any Award granted, nor will any other form of benefit be conferred upon, or in respect of, a Participant (or a person with whom the Participant does not deal at arm’s length within the meaning of the ITA), for such purpose.

(ii)	The Company makes no representations or warranties to Participants with respect to the Plan or any Deferred Share Units, Restricted Share Units or Performance Share Units whatsoever. Participants are expressly advised that the value of any Deferred Share Units, Restricted Share Units or Performance Share Units in the Plan will fluctuate as the trading price of Shares fluctuates. Participants are further expressly advised that the amount of dividends that may be paid in respect of Shares, if any, will vary.

(iii)	In seeking the benefits of participation in the Plan, a Participant agrees to exclusively accept all risks associated with a decline in the market price of Shares and all other risks associated with the holding of Deferred Share Units, Restricted Share Units or Performance Share Units.

Section 9.	Consequences of Termination

(a)	General Provisions. Unless otherwise determined by the Granting Authority (including by the terms of the Award or the Plan),

(i)

if employment of an Employee, Officer or service of a Non-Employee Director is terminated for any reason whatsoever other than death, Disability, Retirement, for cause (in the opinion of the Company’s legal counsel), or if service of a Consultant is terminated for any reason whatsoever other than death, (A) any non-Vested Award granted pursuant to the Plan outstanding at the time of such termination and all rights thereunder shall wholly and completely terminate and no further Vesting shall occur, and (B) the Participant shall be entitled to exercise his or her rights with respect to the portion of any Option or Share Appreciation Right Vested as of the date of termination for a period that shall end on the earlier of: (1) the expiration date set forth in the Award with respect to the Vested portion of such Award; or (2) the date that occurs 90 days after such termination date;

(ii)	if the employment of an Employee, Officer or service of a Non-Employee Director is terminated by reason of Retirement the Participant shall be entitled to exercise his or her rights with respect to the portion of any Option or Share Appreciation Right Vested for a period (the “Applicable Post-Retirement Period”) that shall end on the expiration date set forth in the Award with respect to the Vested portion of such Award and the Participant’s Vested Phantom Share Awards, Restricted Share Units, Performance Share Units and Deferred Share Units, if any, shall be settled in accordance with Sections 7(c) or 8(c), as applicable;

(iii)	upon termination of employment or service from the Company as a result of Disability of an Employee, Officer or Non-Employee Director or death of an Employee, Non-Employee Director or Consultant, or with respect to a Participant who is either a retired former Employee, Officer or Non-Employee Director who dies during the Applicable Post-Retirement Period, or a disabled former Employee, Officer or Non-Employee Director who dies during the Applicable Post-Disability Period (as defined below), (A) any non-Vested portion of any outstanding Award that has not already terminated shall immediately terminate and no further Vesting shall occur, (B) any Vested Option or Share Appreciation Right shall expire upon the earlier of: (1) the expiration date set in the Award; or (2) the later of (y) the first anniversary of such termination of employment as a result of Disability or death; or (z) the first anniversary of such Person’s death during the Applicable Post-Retirement Period or the Applicable Post-Disability Period. “Applicable Post-Disability Period” shall mean the period following termination of employment by reason of Disability that ends upon the earlier of the dates as set forth in (B)(1) or 2(y) above, and (C) the Participant’s Vested Phantom Shares, Restricted Share Units, Performance Share Units and Deferred Share Units, if any, shall be settled in accordance with Sections 7(c) or 8(c), as applicable;

(iv)	if employment of an Employee or Officer or service of a Non-Employee Director is terminated for cause, in the opinion of the Company’s legal counsel, any non-Vested Award granted pursuant to the Plan outstanding at the time of such termination and all rights thereunder shall wholly and completely terminate and no further Vesting shall occur.

(b)	Discretion of the Granting Authority. Notwithstanding any other provision hereof and without limiting the discretion of the Granting Authority, the Granting Authority may (whether by terms of the Award or by its election notwithstanding the terms of an Award),

(i)	allow non-Vested Awards to be treated as Vested upon termination of employment or service of a Participant, as to any or all of termination, death or Disability;

(ii)	provide that the Awards with respect to certain classes, types or groups of Participants will have different acceleration, forfeiture, termination, exercise, continuation or other terms than other classes, types or groups of Participants. Without limiting the foregoing, but rather as an example of the foregoing, Awards to Non-Employee Directors may specify that they will become Vested in full upon Retirement, death, Disability or other change of status even though Awards to Employees do not provide for such acceleration; or

(iii)	provide for the continuation of any Award for such period and upon such terms and conditions as are determined by the Granting Authority in the event that a Participant ceases to be an Employee, Officer, Non-Employee Director or Consultant;

(iv)	subject to the applicable rules of the Stock Exchanges, provide that Vested Awards may be exercised for periods longer or different from those set forth in Section 9(a); or

(v)	set any other terms for the exercise or termination of Awards upon termination of employment or service;

provided, however, it is the intention of the Company that no action be taken that will result in adverse tax consequences to a Participant under Section 409A of the Code and that the Granting Authority exercise its discretion accordingly. Notwithstanding the foregoing, all Awards granted to Participants who are subject to the ITA shall be on terms that will be designed to prevent them from being considered a “salary deferral arrangement” as defined in subsection 248(1) of the ITA.

(c)	Leave of Absence. If an Employee is on military, sick leave or other bona fide leave of absence, such Person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave, provided that it does not exceed 90 days (or such longer period as may be determined by the Granting Authority in its sole discretion), or, if longer, so long as the Person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days (or such longer period as may be determined by the Granting Authority in its sole discretion), the employment relationship shall be deemed to have terminated on the ninety-first (91st) day (or the first day immediately following any period of leave in excess of 90 days as approved by the Granting Authority) of such leave, unless the Person’s right to reemployment is guaranteed by statute or contract.

(d)

Incentive Stock Options. Notwithstanding the foregoing provisions of this Section 9, if a Participant who has been granted Incentive Stock Options ceases to be employed by the Company and all Affiliates for any reason, whether voluntary or involuntary, other than death, permanent disability or cause, such Incentive

Stock Option shall be exercisable by the Participant (to the extent such Incentive Stock Option was Vested on the date of termination of employment) at any time prior to the earlier of (i) the date that is three months after the date of termination of employment or (ii) the expiration of the term of such Incentive Stock Option. If a Participant who has been granted Incentive Stock Options ceases to be employed by the Company and all Affiliates because of the death or permanent disability, such Participant, such U.S. Participant’s personal representatives or administrators, or any person or persons to whom such Incentive Stock Option is transferred by will or the applicable laws of descent and distribution, may exercise such Incentive Stock Option (to the extent such Incentive Stock Option was Vested on the date of death or permanent disability, as the case may be) at any time prior to the earlier of (i) the date that is one year after the date of death or permanent disability, as the case may be, or (ii) the expiration of the term of such Incentive Stock Option. If a Participant who has been granted Incentive Stock Options ceases to be employed by the Company and all Affiliates for cause, the right to exercise such Incentive Stock Option will terminate on the date of termination of employment, unless otherwise determined by the directors. For purposes of this paragraph, the term “permanent disability” has the meaning assigned to that term in section 422(e)(3) of the Code.

Section 10.	Transferability

(a)	Transfer Restrictions. As provided in Section 10(b), unless otherwise provided in the instrument of grant evidencing an Award, no Award, and no rights or interests therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Participant other than by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process including without limitation seizure for the payment of the Participant’s debts, judgments, alimony or separate maintenance.

(b)	Permitted Transfers. Notwithstanding the foregoing, the Granting Authority may provide in the applicable instrument of grant that an Award is transferable or assignable (i) in the case of a transfer without the payment of any consideration, to the Participant’s spouse, former spouse, children, stepchildren, grandchildren, parent, stepparent, grandparent, sibling, Persons having one of the foregoing types of relationship with a Participant due to adoption and any entity in which these Persons (or the Participant) own more than fifty percent of the voting interests and (ii) to an entity in which more than fifty percent of the voting interests are owned by these Persons (or the Participant) in exchange for an interest in that entity. Following any such transfer or assignment, the Award shall remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Granting Authority shall determine appropriate, and, as a condition to such transfer, the transferee shall execute an agreement agreeing to be bound by such terms. An Incentive Stock Option may be transferred or assigned only to the extent consistent with Section 422 of the Code or the ITA. Any purported assignment or transfer that does not qualify under this Section 10 shall be void and unenforceable against the Company.

Section 11.	Adjustments

(a)	No Restrictions on Action. The existence of the Plan and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, (ii) any merger, consolidation, amalgamation or change in ownership of the Company, (iii) any issue of bonds, debentures, capital, preferred or prior preference Shares ahead of or affecting the capital Share of the Company or the rights thereof, (iv) any dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of the assets or business of the Company or (vi) any other corporate act or proceeding with respect to the Company. No Participant or any other Person shall have any claim against any member of the Board of Directors or the Granting Authority, or the Company or any employees, officers or agents of the Company as a result of any such action.

(b)	Recapitalization Adjustment.

(i)	In the event that (A) a dividend shall be declared upon the Shares or other securities of the Company payable in Shares or other securities of the Company, (B) the outstanding Shares shall be changed into or exchanged for a different number or kind of shares or other securities of The Company or of another corporation or entity, whether through an arrangement, plan of arrangement, amalgamation or other similar statutory procedure or a share recapitalization, subdivision, consolidation or otherwise, (C) there shall be any change, other than those specified in (A) or (B) above, in the number or kind of outstanding Shares or of any securities into which such Shares shall have been changed or for which they shall have been exchanged, or (D) there shall be a distribution of assets or shares to shareholders of the Company out of the ordinary course of business, then, the Granting Authority shall determine whether an adjustment in the number or kind of Shares theretofore authorized but not yet covered by Awards, in the number or kind of Shares theretofore subject to outstanding Awards, in the Exercise Price or Base Price applicable under any outstanding Awards, in the number or kind of Shares generally available for Awards or available in any calendar year under the Plan and/or such other adjustment as may be appropriate should be made, in order to ensure that, after any such event, the Shares subject to the Plan and each Participant’s proportionate interest shall be maintained substantially as before the occurrence of the event, and if the Granting Authority determines that an adjustment should be made, such adjustment shall be made and be effective and binding for all purposes.

(ii)	In the case of any such adjustment as provided for in this Section, the Exercise Price or Base Price shall be adjusted appropriately to reflect such adjustment. No adjustment provided for in this Section shall require the Company to issue a fractional Share and the total adjustment with respect to each outstanding Award shall be limited accordingly.

(iii)	Any adjustment to an Option granted to a Canadian Grantee shall be such that the Option is continuously governed by Section 7 of the ITA and, if effected by way of an exchange of Options, shall comply with the requirements of subsection 7(1.4) of the ITA.

(iv)	Any adjustment to any Award granted to a Canadian Grantee which has been designed to fall within a specific exemption to the definition of “salary deferral arrangement” in subsection 248(1) of the ITA shall be such as to ensure the continued availability of such exemption.

(v)	Any adjustment made pursuant to this Section with respect to the terms of an Option shall require a similar modification with respect to the terms of the Share Appreciation Right to which such Option relates.

Section 12.	Amendment and Termination

(a)	General. Subject to the provisions of Section 12(c), the Board may amend, suspend or terminate this Plan, or any portion thereof, at any time, subject to those provisions of applicable law and the rules of the Stock Exchanges, if any, that require the approval of shareholders or any governmental regulative body.

(b)	Amendments Specifically Permitted. Without limiting the generality of the foregoing, the Board may make the following types of amendments to the Plan without seeking shareholder approval (unless and to the extent prohibited by applicable law or rule of a Stock Exchange):

(i)	amendments of a technical, clerical or “housekeeping” nature including, without limiting the generality of the foregoing, any amendments for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(ii)	amendments necessary to comply with the provisions of applicable law and the applicable rules of the Stock Exchanges;

(iii)	amendments necessary in order for Awards to qualify for favorable treatment under Section 162(m), 409A or 422 of the Code, or any successor provisions or under the ITA;

(iv)	amendments respecting administration of the Plan including, without limitation, the method or manner of exercise of any Award;

(v)	any amendments to the vesting provisions of the Plan or any Award;

(vi)	any amendments to the early termination provisions of the Plan or any Award, whether or not such Award is held by an Insider, provided such amendment does not entail an extension of an Award beyond the original expiry date;

(vii)	any amendments in the termination provisions of the Plan or any Award, other than an Award held by an Insider in the case of an amendment extending the term of an Award, provided any such amendment does not entail an extension of the expiry date of such Award beyond its original expiry date;

(viii)	the addition of any form of financial assistance by the Company for the acquisition by all or certain categories of Participants of Shares under the Plan, and the subsequent amendment of any such provision;

(ix)	the addition or modification of a cashless exercise feature, payable in cash or Shares, which provides for a full deduction of the member of underlying Shares from the Plan reserve;

(x)	adjustments to outstanding Awards in the event of a Change of Control or similar transaction entered into by the Company;

(xi)	amendments necessary to suspend or terminate the Plan; and

(xii)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law or the rules of the Stock Exchanges.

(c)	Shareholder Approval. To the extent required by applicable law or by the rules of any Stock Exchange, shareholder approval will be required for the following types of amendments:

(i)	any amendments which would result in the Exercise Price or Base Price for any Award granted under the Plan being lower than the Market Value of the Shares underlying the Award at the time the Award is granted, except for purposes of maintaining an Awards value in connection with a conversion, change, reclassification, redivision, redesignation, subdivision or consolidation of Shares or a reorganization amalgamation, consolidation, merger, take over bid or similar transaction;

(ii)	any amendment which reduces the exercise price or, purchase price of an Award, except for purposes of maintaining an Awards value in connection with a conversion, change, reclassification, redivision, redesignation, subdivision or consolidation of Shares or a reorganization amalgamation, consolidation, merger, take over bid or similar transaction;

(iii)	any amendment that would result in the cancellation of an Option or SAR in exchange for an Option or SAR with a lower Exercise Price from that of the original Option or SAR or another Award or cash payment;

(iv)	any amendment extending the term of an Award beyond its original expiry date except as otherwise permitted by the Plan;

(v)	any amendment extending eligibility to participate in the Plan to persons other than Officers, Employees, Non-Employee Directors or Consultants or increasing the annual limit on Awards to Non-Employee Directors;

(vi)	any amendment permitting the transfer of Awards, other than for normal estate settlement purposes or to a trust governed by a registered retirement savings plan, registered retirement income fund, tax free savings account, registered education savings plan or similar plan;

(vii)	any amendment increasing the maximum aggregate number of Shares that may be subject to issuance at any given time in connection with Awards granted under the Plan;

(viii)	any amendment to these amendment provisions;

(ix)	the adoption of any option exchange involving an Award; and

(x)	any other amendment required to be approved by shareholders under applicable law or rules of a Stock Exchange.

To the extent of any conflict between Section 12(b) and Section 12(c), Section 12(c) shall control.

Section 13.	Regulatory Approval

Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued any Shares or cause to be issued and delivered any certificates evidencing Shares pursuant to the Plan, unless and until the Company is advised by its legal counsel that the issuance and delivery of the Shares and such Share certificates is in compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities in Canada, the United States and any other applicable jurisdiction, and the requirements of the Stock Exchanges. The Company shall in no event be obligated to take any action in order to cause the issuance or delivery of Shares or such certificates to comply with any such laws, regulations, rules, orders or requirements. The Granting Authority may require, as a condition of the issuance and delivery of such Shares or certificates and in order to ensure compliance with such laws, regulations, rules, orders and requirements, that the Participant, or any permitted transferee of the Participant under Section 9 hereof or, after his or her death, the Participant’s estate, as described in Section 9 hereof, make such covenants, agreements and representations as the Granting Authority deems necessary or desirable.

Section 14.	No Additional Rights

No Person shall have any claim or right to be granted Awards under the Plan, and the grant of any Awards under the Plan shall not be construed as giving a Participant any right to continue in the employment of the Company or affect the right of the Company to terminate the employment of a Participant. Unless otherwise determined by the Granting Authority, neither any period of notice, if any, nor any payment in lieu thereof, upon Termination shall be considered as extending the period of employment for the purposes of the Plan.

Section 15.	Miscellaneous Provisions

(a)	Shareholder Rights. A Participant shall not have the right or be entitled to exercise any voting rights, receive any dividends (though this shall not limit the accruals pursuant to Section 8(d)) or have or be entitled to any other rights as a shareholder in respect of Shares subject to an Award unless and until such Shares have been paid for in full and issued and certificates therefor have been issued to the Participant. A Participant entitled to Shares as a result of the exercise of an Option or Share Appreciation Right or the settlement of a Restricted Share Unit, Deferred Share Unit or a Performance Share Unit shall not be deemed for any purpose to be, or have any such rights as a shareholder of the Company by virtue of such exercise or settlement, except to the extent a Share certificate is issued therefor and then only from the date such certificate is issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued, other than adjustments for dividend equivalent amounts to the extent provided under Section 8 hereof.

(b)	Withholding. The Company or any Affiliate may withhold from any amount payable to a Participant, either under this Plan or otherwise, such amount as may be necessary so as to ensure that the Company or any Affiliate will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or that any other required deductions are paid or otherwise satisfied, at the minimum statutory rate. Subject to the other provisions of the Plan, the Company shall also have the right in its discretion to satisfy any such liability for withholding or other required deduction amounts by retaining or acquiring any Shares, or retaining any amount payable, which would otherwise be issued or delivered, provided or paid to a Participant hereunder. The Company may require a Participant, as a condition to exercise of an Option or Share Appreciation Right or the settlement of a Restricted Share Unit, Deferred Share Unit or a Performance Share Unit, to pay or reimburse the Company for any such withholding (at the minimum statutory rate) or other required deduction amounts related to the exercise of Options or Share Appreciation Rights or settlement of Restricted Share Units, Deferred Share Unit or Performance Share Units.

(c)	Governing Law. The Plan, all instruments of grant evidencing Awards granted hereunder and any other agreements or other documents relating to the Plan shall be interpreted and construed in accordance with the Organizational Law, except to the extent the terms of the Plan, any supplement to the Plan, or the Award in question expressly provides for application of the laws of another jurisdiction. The Granting Authority may provide that any dispute as to any Award shall be presented and determined in such forum as the Granting Authority may specify, including through binding arbitration. Any reference in the Plan, in any instrument of grant evidencing Awards granted hereunder or in any other agreement or document relating to the Plan to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

(d)	Compliance with Laws of Other Jurisdictions. Awards may be granted to Participants who are citizens or residents of a jurisdiction other than Canada or the United States on such terms and conditions different from those under the Plan as may be determined by the Granting Authority to be necessary or advisable to achieve the purposes of the Plan while also complying with applicable local laws, customs and tax practices, including any such terms and conditions as may be set forth in any supplement to the Plan intended to govern the terms of any such Award. In no event shall the eligibility, grant, exercise or settlement of an Award constitute a term of employment, or entitlement with respect to employment, of any employee.

(e)	Funding. Except as would not result in adverse tax consequences to a Participant, no provision of the Plan shall require or permit the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other Employees, Officers, Consultants or Non-Employee Directors under general law.

(f)	No Guarantee of Tax Consequences. Neither the Board, nor the Company nor the Granting Authority makes any commitment or guarantee that any specific tax treatment will apply or be available to pay Person participating or eligible to participate hereunder.

Section 16.	Effective Date and Term of Plan

(a)	Effective Date of the Plan. The Plan shall initially become effective on the Shareholder Approval Date, and any subsequent amendments to the Plan, shall become effective upon their adoption by the Board, subject to approval by the shareholders of the Company at the next annual meeting of shareholders of the Company or any adjournment thereof, if required. The effective date of this Plan, as so amended, shall be the date of approval by the shareholders. If the shareholders do not approve the Plan, or any amendments to the Plan requiring shareholder approval, the Plan or such amendments shall not be effective, and any and all actions taken prior thereto under the amendments effected hereby, including the making of any Awards subject to such approval being obtained, shall be null and void or shall, if necessary, be deemed to have been fully rescinded. However, in such case the previously existing plan shall remain in effect.

(b)	Effect on Existing Awards. Subject to Section 16(a) all new Awards granted on or after the effective date of the amendments as provided in Section 16(a) are granted under and subject to the terms of this Plan as amended and restated and all outstanding Options, units or other entitlements granted under the Prior Plans prior to the effective date of the Plan shall continue to be governed by the terms of the Prior Plans and to the terms of their individual option agreements and the unit agreements as in effect immediately prior to the Shareholder Approval Date including provisions concerning change of control or other related events.

(c)	Termination. The Plan shall terminate on the date which is ten years from the original effective date hereof, or such earlier date as determined by the Board of Directors pursuant to Section 12 hereof and no Awards may become effective under the Plan after the date of termination, but such termination shall not affect any Awards that became effective pursuant to the Plan prior to such termination.

SCHEDULE “A”

ELECTION FORM

I hereby confirm that, as of the date written below, I am a member of the Board of Westport Innovations Inc. and acknowledge that I may elect herein to have all or a portion of my DSU Eligible Retainer satisfied in the form of Deferred Share Units under Sections 8(a)(ii) and 8(f) of the Plan, and may be granted additional Deferred Share Units under Section 8(a)(i) of the Plan, subject to and in accordance with the terms of the Plan.

The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Election Form and all capitalized terms used herein, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan.

I hereby acknowledge and confirm that:

1.	[select option which is applicable]

(a)	I elect to receive my DSU Eligible Retainer for the remaining months of the current year, as applicable, as:

A.             % in Deferred Share Units

B.             % in cash

NOTE:	The total amount of A and B must equal 100%. You must elect in increments of five percent (5%) under A and B.

(b)	I elect to receive my DSU Eligible Retainer for the calendar year commencing January 1, 20 , as:

A.             % in Deferred Share Units

B.             % in cash

NOTE:	The total amount of A and B must equal 100%. You must elect in increments of five percent (5%) under A and B.

2.	I have received and reviewed a copy of the Plan and agree to be bound by the terms and conditions of the Plan. In the event of any conflict between the terms of the Plan and this Election Form, the terms of the Plan will prevail and govern.

3.	I understand that any election I make with respect to my DSU Eligible Retainer shall be effective only with respect to compensation paid for services performed in the calendar year after this Election Form is filed, and shall remain in effect until modified or revoked by the filing of a new Election Form in accordance with the terms of the Plan.

4.	I understand that I will not be able to cause the Company to settle Deferred Share Units granted under the Plan until I am no longer either a director or an employee of the Company or of an Affiliate.

5.	I recognize that when Deferred Share Units credited pursuant to the Plan are settled in accordance with the terms of the Plan after I am no longer either a director or employee of the Company or of an Affiliate, income tax and other withholdings as required will arise at that time. Upon settlement of the Deferred Share Units, the Company will make all appropriate withholdings as required by law at that time. Neither the Company nor any Affiliate has provided me with any tax advice with respect to the Plan and I acknowledge that I should confirm the tax treatment with my own advisor(s).

6.	The value of Deferred Share Units is based on the value of the Shares and therefore is not guaranteed.

7.	No funds will be set aside to guarantee the payment of Deferred Share Units. Future payment of Deferred Share Units will remain an unfunded and unsecured liability recorded on the books of the Company.

8.	I further acknowledge that as a Participant of the Plan, I am required to provide the Company, the Board, and the Granting Authority (either individually or all, as applicable) with all information required to administer or operate the Plan or to permit my participation in the Plan, and I hereby consent to the collection or use of all such information by the Company, the Board, and the Granting Authority. I understand that the Company, the Board, and the Granting Authority may from time to time transfer or provide access to such information to third party service providers for purposes of the administration of the Plan, and that such Persons will be provided with such information for such purposes only. I also understand that my personal information may be disclosed or transferred to another party during the course of, or completion of, a change in ownership of, or the grant of a security interest in, all or a part of the Company, provided that such party is bound by similar restrictions on its use of my personal information. I also understand that the Company, the Board, and the Granting Authority may from time to time disclose my personal information in response to regulatory filing or other requirements for the information by a regulatory body or a self-regulatory body in which the Company participates, or for the purpose of complying with a subpoena, warrant or other order by a court, Person or body having jurisdiction to compel production of the information, or as otherwise required by law. I acknowledge that withdrawal of the consent at any time may result in a delay in the administration of the Plan or in the inability of the Company, the Board or the Granting Authority to deliver a lump sum cash amount or, where applicable, Shares to me in respect of any Deferred Share Units under the Plan.

For more complete information, reference should be made to the Plan text. In the event of any conflict between the terms of the Plan and this Election Form, the terms of the Plan will prevail and govern.

Date	(Name of Director) [Please Print]

(Signature of Director)